SUB-ITEM 77Q1(A)

Appendix A, dated June 19, 2012 to the Master Amended and Restated By-Laws for MFS Series Trust XII, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 50 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on June 29, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


An Amendment, dated May 21, 2012, to the Amended and Restated Declaration of Trust of MFS Series Trust XII, dated June 29, 2005, is contained in Post-Effective Amendment No. 27 to the Registration Statement of MFS Series Trust XII (File Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on August 15, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.






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